NU SKIN ENTERPRISES, INC.

LOCK-UP AGREEMENT

        THIS LOCK-UP AGREEMENT (the “Agreement”) is made as of October 22, 2003 (the “Effective Date”) by and between Nu Skin Enterprises, Inc., a Delaware corporation (the “Company”) and the Stockholder (as defined below).

Overview

        This Agreement is intended to benefit all stockholders of the Company by providing for orderly sales of the Company’s stock in the public market. This Agreement generally creates a blanket prohibition on the stockholder or related entities making any sales of the Company’s stock or taking any actions that are economically similar to a sale, either directly or indirectly. This Agreement then lists exceptions to this general rule, which are the types of sales, transfers and other economically similar actions that a Stockholder is permitted to take, provided that various requirements are met. Generally, sales to the Company, donations to independent religious charities, limited pledges to secure loans, estate planning transfers and the satisfaction of existing options granted to independent parties are the only transactions allowed during the first two years of this Agreement. Thereafter, private and open market sales are allowed within volume limitations described in Section 2 and subject to compliance with securities laws. Definitions and cross-references appear in Section 24.

Background Information

A.

The Stockholder is a party to that certain Amended and Restated Stockholders Agreement dated as of November 28, 1997, as amended by Amendment No. 1 dated as of March 8, 1999, and Amendment No. 2 dated as of May 13, 1999, to the Amended and Restated Stockholders Agreement (collectively referred to hereinafter as the “Original Stockholders Agreement”).

B.

The Company has agreed, pursuant to a certain Stock Repurchase Agreement dated of even date herewith (the “Purchase Agreement”), to purchase shares of the Class A Common Stock and Class B Common Stock (the “Purchased Shares”) from certain stockholders of the Company, including the Stockholder, and it is a condition to the closing of the transactions contemplated by the Purchase Agreement that the Stockholder and the Company execute and deliver this Agreement, which describes certain of the rights and obligations of the Stockholder with respect to any shares of the Company’s stock, other than (i) the Purchased Shares, (ii) shares sold contemporaneously with the transactions under the Purchase Agreement to a group of private investors and (iii) shares purchased in the open market (the “Lock-Up Shares”), that are now held or hereafter acquired by the Stockholder.

C.

The Company and the Stockholder desire to terminate all rights and obligations with respect to the Stockholder and the Stockholder’s Affiliated Entities (as defined below) under the Original Stockholders Agreement pursuant to Section 11 thereof and enter into this Agreement on the terms and conditions as provided below.

        ACCORDINGLY, in consideration of the foregoing information and the mutual agreements herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.     Two-Year Prohibition on Sales or Transfers. The Stockholder, including the Stockholder’s Affiliated Entities, hereby agrees that for a period of two (2) years from the Effective Date (the “Lock-Up Period”), the Stockholder will not offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly, any Lock-Up Shares or securities or rights convertible into or exchangeable or exercisable for any Lock-Up Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic or voting consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (the “Lock-Up Agreement”).

        2.     Post-Lock-Up Restrictions on Sales—Volume Limitations. After the expiration of the Lock-Up Period, the aggregate number of Lock-Up Shares that may be sold or otherwise Transferred (as defined below) by the Stockholder (taking into account sales and other Transfers (a) directly from the Stockholder, (b) by the Stockholder’s Affiliated Entities and (c) by any holder of Lock-Up Shares previously sold or otherwise Transferred to such holder by the Stockholder after the Effective Date(but taking into account only Lock-Up Shares transferred to the holder by the Stockholder)) shall not exceed 300,000 Lock-Up Shares (as adjusted for any stock split, combination or the like) within any fiscal quarter of the Company and shall not exceed 125,000 Lock-Up Shares (as adjusted for any stock split, combination or the like) in any 30-day period (the “Volume Limitations”).

        3.     Allowable Sales During Lock-Up Period and Thereafter. Notwithstanding the terms of Section 1 above, during the Lock-Up Period the Stockholder may:

(a)	Transfer Lock-Up Shares to the Company or its designee.

(b)	Make a bona fide charitable donation to a non-profit, religious organization or institution that is independent of the Stockholder (a “Charitable Donee”).

(c)	Grant and maintain a bona fide lien or security interest in, pledge, hypothecate or encumber (collectively, a “Pledge”) any Lock-Up Shares beneficially owned by him, her or it to a nationally or internationally recognized financial institution with assets of not less than $10 billion (an “Institution”) in connection with a loan to the Stockholder; provided, however, that (i) the Stockholder (treating the Stockholder and all Stockholder’s Affiliated Entities in the aggregate as one entity) shall not Pledge Lock-Up Shares to secure loans in the aggregate in excess of Ten Million Dollars ($10,000,000); (ii) the Stockholder gives the Company’s Secretary 5 days’ prior written notice that he, she or it intends to Pledge Lock-Up Shares to an Institution pursuant to this Section 3(c); and (iii) the Institution agrees in writing at or prior to the time of such Pledge that the Company shall receive timely notice of any margin call or event of default and shall have the right to satisfy any margin call or cure any event of default by the Stockholder in connection with any loan to which the Pledge relates by purchasing any or all Lock-Up Shares Pledged at a price equal to 50% of the then-current market value (as calculated using the average closing sales price of the Company’s Common Stock for the 15 immediately previous trading days) on the date of the margin call or event of default, such election by the Company to be shown by written notice to the Institution and payment within 5 business days of notice being received by the Company, with transfer of the Lock-Up Shares to the Company to be completed immediately upon receipt of such payment. In the event that the Company’s payment for the Lock-Up Shares exceeds the amount owed to the Institution by the Stockholder, any excess amount shall be paid promptly by the Institution to the Stockholder. In the event that both the Company and the Stockholder attempt to make payment to satisfy any margin call or event of default, the first to make full payment shall be deemed to have completed such purchase or cure (as the case may be), and any payments received by the Institution from the other party shall be promptly returned. This paragraph may not be relied upon for any non-bona fide loan or other form of indirect or disguised sale.

        The Stockholder hereby appoints and constitutes each of Blake M. Roney and M. Truman Hunt, with full power of substitution, as attorneys-in-fact (each an “Attorney-in–Fact”) to act in the Stockholder’s name, place and stead, to transfer and convey to the Company all Lock-Up Shares purchased by the Company pursuant to this Section 3(c) and to execute and deliver all stock powers, endorse all stock certificates and execute and deliver any and all instruments, documents and agreements necessary to transfer all Lock-Up Shares purchased by the Company pursuant to this Section 3(c). The foregoing power of attorney is coupled with an interest and is irrevocable. The Stockholder agrees to indemnify and hold the Company and each Attorney-in-Fact, or their appointees, harmless from and against any and all liabilities, claims, damages and expenses (including attorney’s fees and court costs) incurred by the Company or an Attorney-in-Fact, or their appointees, in connection with the exercise by the Company of its rights hereunder.

(d)	Transfer Lock-Up Shares to one of the Stockholder’s Affiliated Entities, so long as such Stockholder’s Affiliated Entity agrees in an additional written instrument delivered to the Company to be subject to the terms and conditions of this Agreement.

(e)	In the event that the Stockholder is subject, on the Effective Date, to any legally binding, written “put” or “call” option (the “Option”), the Stockholder shall furnish a copy of such written Option to the Chief Financial Officer or General Counsel of the Company prior to or at the time of signing this Agreement. In such event, the provisions of this Agreement shall not prevent the Stockholder from honoring his or her “put” rights or “call” obligations pursuant to such Option and the Company will, upon request, furnish any reasonably required written waiver of the applicability of this Agreement to the extent necessary to allow the Stockholder to meet his or her obligation.

        4.     Allowable Sales After the Lock-Up Period. In addition to the sales or other Transfers allowed pursuant to Section 3 above, following the Lock-Up Period, the Stockholder (treating the Stockholder and all Stockholder’s Affiliated Entities in the aggregate as one entity) may:

(a)	Sell or otherwise Transfer Lock-Up Shares in compliance with the Volume Limitations in the public market;

(b)	Sell or otherwise Transfer Lock-Up Shares in compliance with the Company’s Right of First Refusal described below; or

(c)	Sell or otherwise Transfer Lock-Up Shares in a private placement transaction to any other person or entity; provided that such transferee agrees in a written instrument delivered to the Company to hold such Lock-Up Shares subject to the terms and conditions of this Agreement and provided further that any sale or other Transfer of such Lock-Up Shares thereafter shall be aggregated with sales or other Transfers by the selling or Transferring Stockholder for purposes of complying with the Volume Limitations.

         5.     Company Right to Purchase Additional Shares from Stockholder. During the Lock-Up Period, the Company shall have the right to purchase, on substantially the same terms and conditions as set forth in the Purchase Agreement, a number of Lock-Up Shares held by the Stockholder (treating the Stockholder and all Stockholder’s Affiliated Entities in the aggregate as one entity) equal to up to thirty percent (30%) of the aggregate number of shares of the Company’s stock sold by the Stockholder to the Company and contemporaneously to a group of private investors; provided, however, that (a) in no event shall the Stockholder be required to sell more Lock-Up Shares than the Stockholder then owns or controls, (b) the Stockholder shall not be required to sell any Lock-Up Shares that are subject to an Option, (c) the price paid shall be equal to the lesser of (i) 94% of the average closing sales price of the Company’s stock for the immediately preceding 15 trading days or (ii) 94% of the closing sale price of the Company’s stock on the date the Company gives notice to the Stockholder that the Company is exercising its right to purchase, and (d) in no event shall the purchase price be less than $11.75 per share. The Company shall provide at least 10 days’ prior written notice to the Stockholder signing below of its election to exercise its right of purchase, setting forth the date on which the Company proposes to make such purchase (the “Repurchase Date”) and the number of Lock-Up Shares the Company proposes to purchase (“Repurchase Shares”). On the Repurchase Date, the Stockholder shall have the irrevocable obligation to sell and deliver to the Company the Repurchase Shares, and the Company shall have the irrevocable obligation to purchase the Repurchase Shares and pay the Stockholder.

         6.     Company Right of First Refusal for One Year Following the Lock-Up Period. For a period of one (1) year following the expiration of the Lock-Up Period, the Company shall have the right to purchase, on substantially the same terms and conditions as set forth in the Purchase Agreement, all or any portion of any Lock-Up Shares desired to be sold by the Stockholder to any buyer, other than any Lock-Up Shares being sold by a Stockholder pursuant to an Option.

                (a)     Prior to a sale of any Lock-Up Shares pursuant to this Section, the Stockholder shall deliver to the Company a written notice (the “Transfer Notice”), stating: (i) the Stockholder’s bona fide intention to sell or otherwise Transfer such Lock-Up Shares; (ii) the name, address and phone number of each proposed purchaser or other transferee (or that the sale will be into the public market) (“Proposed Transferee”); (iii) the aggregate number of Lock-Up Shares that the Stockholder (identifying by Stockholder entity the source of the Stockholder’s stock) proposes to sell or otherwise Transfer to each Proposed Transferee (the “Offered Shares”); and (iv) the bona fide cash price (or that the sale will be in the public market at prevailing market prices) or, in reasonable detail, other consideration for which Seller proposes to Transfer the Offered Shares (the “Offered Price”).

             (b)     For a period of 20 days (the “Exercise Period”) after the date on which the Transfer Notice is actually received by the Company, the Company shall have the right to purchase all (but not less than all) of the Offered Shares on substantially the same terms and conditions as set forth in the Purchase Agreement, including that the the price paid shall be equal to the lesser of (i) 94% of the average closing sales price of the Company’s stock for the immediately preceding 15 trading days or (ii) 94% of the closing sale price of the Company’s stock on the date the Company gives notice to the Stockholder signing this Agreement that the Company is exercising its right to purchase, but in no event shall the purchase price be less than $11.75 per share. In order to exercise its right hereunder, the Company must deliver written notice of its intent to purchase to Seller within the Exercise Period and close within five (5) business days of giving such notice.

             (c)     Upon the earlier to occur of (i) the expiration of the Exercise Period or (ii) the time when Seller has received written notice from the Company that the Company will not exercise its right of first refusal, the Stockholder (by Stockholder entity as set forth in identifying the Offered Shares) shall be free to sell to the Proposed Transferee on terms no more favorable to the Proposed Transferee than those contained in the Transfer Notice, provided that any such sale is completed within 50 days after the date of the beginning of the Exercise Period.

         7.     Application of this Agreement to Shares Sold or Otherwise Transferred. So long as such sales or other Transfers are made in compliance with the Volume Limitations and other requirements of this Agreement, Lock-Up Shares sold in the public market shall thereafter not be subject to the restrictions on sale or other Transfer contained in this Agreement. Lock-Up Shares that are properly transferred to a Charitable Donee or Lock-Up Shares sold or otherwise Transferred in private sales or other Transfers pursuant to an Option shall thereafter not be subject to the restrictions on sale or other Transfer contained in this Agreement. Private sales or other Transfers of Lock-Up Shares sold in a private transaction pursuant to Section 4(c) shall continue to be subject to the Volume Limitations and other terms of this Agreement as described in that Section. Transferred Lock-Up Shares may continue to be subject to restrictions imposed by federal or state securities laws and contractual agreements outside of this Agreement.

         8.     Attempted Transfers. Any attempted or purported sale or other Transfer of any Lock-Up Shares by the Stockholder in violation or contravention of the terms of this Agreement shall be null and void ab initio. The Company shall, and shall instruct its transfer agent to, reject and refuse to transfer on its books any Lock-Up Shares that may have been attempted to be sold or otherwise Transferred in violation or contravention of any of the provisions of this Agreement and shall not recognize any person or entity holding any of the Lock-Up Shares as being a stockholder of the Company.

         9.     Underwriter Lock-Up Agreement. If the Stockholder was a selling stockholder in the Company’s 2002 secondary public offering, the Stockholder hereby acknowledges and confirms that the Stockholder has previously entered into a separate lock-up agreement with the underwriters of the Company’s 2002 secondary public offering and is obligated to continue to comply with the Stockholder’s obligations set forth in that lock-up agreement. 10. Stockbrokers. In order to enhance the Company’s ability to facilitate compliance with applicable securities laws by the Stockholder, unless the Company in its good faith discretion determines otherwise, all sales or Transfers allowable pursuant to the Volume Limitations that involve a brokerage, exchange or trading system shall be made through the Provo, Utah office or a specific office in New York City (designated by the Company) of Merrill Lynch & Co., the Dallas, Texas office of Banc of America Securities LLC or such other broker or office as may be proposed by the Stockholder and approved in advance in writing by the Company; provided, however, that the Company may revoke such approval or modify or change the brokers and offices through which sales or other Transfers may be made at any time.

         11.     Termination of Original Stockholders Agreement. The rights and obligations of the Stockholder under the Original Stockholders Agreement are hereby terminated effective as of the Effective Date. 12. Lock-Up for Future Public Offerings. Notwithstanding anything herein to the contrary, in the event that during the three (3) years subsequent to the Effective Date the Company notifies the Stockholder of its intent to file a registration statement under the Securities Act of 1933, as amended, for the public distribution of securities, on either a primary or secondary basis, the Stockholder agrees that the provisions of Section 1 will again apply to the Stockholder for a period beginning on the date of the notice from the Company (but not more than 10 days prior to the anticipated filing of the registration statement) and ending 90 days following the date of the final Prospectus used in such offering.

         13.     Waiver of Claims. The Stockholder hereby irrevocably waives any and all known or unknown claims and rights, whether direct or indirect, fixed or contingent, that the Stockholder may now have or that may hereafter arise against the Company or any of its affiliates, or any of its respective officers, directors, stockholders, employees, agents, attorneys or advisors arising out of the negotiation, documentation or operation of the Original Stockholders Agreement or any other agreement to which the Company and the Stockholder were party existing prior to the Original Stockholders Agreement or arising out of the negotiation and documentation of this Agreement.

         14.     Consent or Approval of Company. Whenever the waiver, consent or approval of the Company is required herein or is desired to amend this Agreement or waive any requirement in this Agreement, such consent, approval, amendment or waiver may only be given by the Company if and when approved by a majority of the Company’s then independent directors; provided, however, that the independent directors may delegate this authority to executive officers of the Company if the Stockholder seeking or benefiting from the consent, approval, amendment or waiver is not serving as an officer or director of the Company.

         15.     Acknowledgement of Representation. The Stockholder represents and warrants to the Company that the Stockholder was or had the opportunity to be represented by legal counsel and other advisors selected by Stockholder in connection with the Original Stockholders Agreement and has been represented by legal counsel and other advisors selected by the Stockholder in connection with this Agreement. The Stockholder has reviewed this Agreement with his, her or its legal counsel and other advisors and understands the terms and conditions hereof. The Stockholder understands, acknowledges and confirms that M. Truman Hunt, Matt Dorny and Simpson Thacher & Bartlett LLP represented only the Company in connection with this Agreement. Wilson Sonsini Goodrich & Rosati, P.C. represented only the Special Committee of the Board of Directors of the Company in connection with this Agreement.

         16.     Legends on Certificates. All Purchased or Lock-Up Shares now or hereafter owned by the Stockholder, except any shares purchased in open market transactions by Stockholders that are not affiliates (as such term is defined under securities laws) of the Company, shall be subject to the provisions of this Agreement and the certificates representing such Purchased or Lock-Up Shares shall bear the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED FOR VALUE UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT, OR OTHERWISE SATISFIES ITSELF, THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE SALE, ASSIGNMENT, GIFT, BEQUEST, TRANSFER, DISTRIBUTION, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND MAY BE MADE ONLY IN ACCORDANCE WITH THE TERMS OF A LOCK-UP AGREEMENT, A COPY OF WHICH MAY BE EXAMINED AT THE OFFICE OF THE CORPORATION.

         17.     Termination of Lock-Up Agreement. This Agreement shall terminate upon the earlier to occur of:

(a) the execution of a written instrument to that effect by the Company and the Stockholder (or individual Stockholder entity) that then owns the Lock-Up Shares; or

(b) the merger or consolidation of the Company with a corporation or other entity upon consummation of which the Stockholder and all other persons or entities that are party to a lock-up agreement regarding the Company’s stock with terms substantially identical to this Lock-Up Agreement immediately thereafter own in the aggregate less than 25% of the total voting power of the surviving or resulting corporation.

18.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah.

         19.     Notices. Any notices and other communications given pursuant to this Agreement shall be in writing and shall be effective upon delivery by hand or on the fifth (5th) day after deposit in the mail if sent by certified or registered mail (postage prepaid and return receipt requested) or on the next business day if sent by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by facsimile (with immediate electronic confirmation of receipt in a manner customary for communications of such type). Notices are to be addressed as follows:

If to the Company:

Nu Skin Enterprises, Inc.75
West Center Street,
Suite 900
Provo, Utah 84601
Attention: Chief Financial Officer/General Counsel
Telecopy: (801) 345-5999

If to the Stockholder:

Address of the Stockholder signing this Agreement as indicated in the Company’s records.

        20.     Binding Effect. This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns and to the Stockholder and their respective permitted heirs, personal representatives, successors and assigns.

       21.     Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and the transactions contemplated hereby and supersedes all prior written and oral agreements, arrangements and understandings relating to the subject matter hereof. This Agreement may not be changed orally, but may only be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

        22.    Remedies.

             (a)     The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in such party’s sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive relief or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party hereto waives any objection to the imposition of such relief.

             (b)     All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof, whether at law or in equity, shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        23.     Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, of the parties hereto.

        24.     Definitions. The table below is intended to facilitate the finding of defined terms in this Agreement. Certain terms are defined in the table.

Term	Definition or Section Where Defined

Agreement	First paragraph

Attorney-in-Fact	Section 6(d)

Charitable	Donee Section 3(b)

Company	First paragraph

Effective	Date First paragraph

Exercise	Period Section 6(b)

Institution	Section 3(c)

Lock-Up	Agreement Section 1

Lock-Up	Period Section 1

Lock-Up	Shares Background Information, Paragraph B

Offered Price	Section 6(a)

Offered Shares	Section 6(a)

Option	Section 3(e)

Original	Stockholders Background Information, Paragraph A Agreement

Pledge	Section 3(c)

Proposed	Transferee Section 6(a)

Purchase	Agreement Background Information, Paragraph B

Purchased	Shares Background Information, Paragraph B

Repurchase	Date Section 5

Repurchase	Shares Section 5

Stockholder	"Stockholder" means (a) the individual whose name and signature appear on the signature page hereto, (b) his, her or its assignees hereunder, (c) his, her or its respective estate, guardian, conservator, committee, trustee, manager, partner or officer, (d) his or her spouse and descendants that are minors or legally incompetent (and any estate, guardian, conservator, committee, trustee, manager, partner or officer for such minor) and (e) his, her or its Stockholder's Affilated Entities. In the event of a transfer by operation of law of any Lock-Up Shares owned by the Stockholder, the Stockholder's rights and obligations under this Agreement shall remain and apply to any successor in interest to the Stockholder as if such successor in interest were the original Stockholder signing this Agreement.

Stockholder's Affiliated Entites	"Stockholder's Affiliated Entities" shall mean (a) the parties named on the Entities attached Exhibit A and (b) any legal entity, including any corporation, LLC, partnership, not-for-profit corporation, estate planning vehicle or trust, which is directly or indirectly owned or controlled by the Stockholder or his or her descendants or spouse, of which such Stockholder or his or her descendants or spouse are beneficial owners, or which is under joint control or ownership with any other person or entity subject to a lock-up agreement regarding the Company's stock with terms substantially identical to this Lock-Up Agreement.

Transfer	"Transfer" (including various forms of the word) shall mean to offer, sell, contract to sell, pledge, give, donate or otherwise dispose of, directly or indirectly, any Lock-Up Shares or securities convertible into or exchangeable or exercisable for any Lock-Up Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic or voting consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement.

Transfer	Notice Section 6(a)

Volume	Limitations Section 2

        IN WITNESS WHEREOF, this Agreement has been signed as of the date first above written.

NU SKIN ENTERPRISES, INC.

a Delaware Corporation

By:

Name:

Title:

STOCKHOLDER:

Signature:

Name:

        STOCKHOLDER’S SPOUSE (as applicable):

The undersigned spouse of the Stockholder has read and hereby approves the foregoing Agreement and agrees to be irrevocably bound by the Agreement and further agrees that any community property interest shall be similarly bound by the Agreement. I hereby irrevocably appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Signature:

Name:

EXHIBIT A

STOCKHOLDER’S AFFILATED ENTITIES AS OF EFFECTIVE DATE (includes estate planning vehicles even where stock is no (includes estate planning vehicles even where stock is no longer owned or controlled by Stockholder)

CONFIRMATION

        This Confirmation is made by the undersigned person or entity, which person or entity may be deemed to be a Stockholder’s Affiliated Entity as defined in that certain Lock-Up Agreement dated as of October 22, 2003 between Nu Skin Enterprises, Inc. and a related party to the undersigned (the “Lock-Up Agreement”). The undersigned, in consideration of the benefits it receives as a stockholder of Nu Skin Enterprises, Inc. and otherwise from the completion of the transactions contemplated by that certain Stock Repurchase Agreement dated as of October 22, 2003, acknowledges and agrees as follows:

1.	That the undersigned shall be deemed to be a Stockholder’s Affiliated Entity as defined in the Lock-Up Agreement.

2.	That the rights and obligations of the Stockholder as set forth in that Lock-Up Agreement shall apply to the undersigned and the undersigned shall be legally bound by the Lock-Up Agreement.

3.

For the avoidance of doubt, the undersigned specifically confirms that that certain Amended and Restated Stockholders Agreement dated as of November 28, 1997, as amended by Amendment No. 1 dated as of March 8, 1999, and Amendment No. 2 dated as of May 13, 1999, to the Amended and Restated Stockholders Agreement is terminated by the Lock-Up Agreement and has therefore become of no further force or effect.

4.

For the avoidance of doubt, the undersigned specifically confirms that the Volume Limitations described in the Lock-Up Agreement are to be applied to the undersigned on an aggregated basis along with all other Stockholder’s Affiliated Entities of the stockholder signing the Lock-Up Agreement.

5.

For the avoidance of doubt, the undersigned specifically confirms that Section 1 of the Lock-Up Agreement applies to the undersigned and prohibits sales or other transfers of the stock of Nu Skin Enterprises, Inc. during the next two years, subject to certain exceptions in the Lock-Up Agreement.

6.	Nu Skin Enterprises, Inc. is entitled to rely on this Confirmation.

Affirmed and agreed on October 22, 2003,

By: ____________________________________

Name: ____________________________________

Title: ____________________________________